Exhibit 2.

Certificate of Formation

of

Orbital Infrastructure Group, Inc.

a Texas For-Profit Corporation

This certificate of formation (“Certificate of Formation”) is submitted for filing pursuant to the applicable provisions of the Texas Business Organizations Code, as amended from time to time (the “TBOC.”)

ARTICLE I

Entity Name, Type, and Initial Mailing Address

The name of the entity is Orbital Infrastructure Group, Inc. (the "Corporation"). The Corporation is a for-profit corporation. The initial mailing address of the Corporation is 1924 Aldine Western, Houston, Texas 77038-1204.

ARTICLE II

Registered Agent and Registered Office

The initial registered agent of the Corporation is an individual resident of Texas whose name is William J. Clough. The business address of the registered agent and the registered office address is 1924 Aldine Western, Houston, Texas 77038-1204.

ARTICLE III
Corporate Address

The address of the Corporation's principal office in this state is: 1924 Aldine Western, Houston, Texas 77038-1204.

ARTICLE IV

Capital

The aggregate number of shares which the Corporation shall have the authority to issue is 335,000,000 shares of which a portion shall be common stock and a portion shall be preferred stock, as described below.

1.    Common Stock. The aggregate number of common stock shares which the Corporation shall have the authority to issue is 325,000,000, each with $0.001 par value which shares shall be designated as “Common Stock.” Subject to all of the rights of the Preferred stock as expressly provided herein, by law or by the Board of Directors pursuant to this Article, the Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in this Certificate of Formation, including, but not limited to, the following rights and privileges;

a)	Dividends may be declared and set apart for payment on the Common Stock or of any assets or funds of the Corporation legally available for the payment of dividends;

b)

The holders of Common Stock shall have unlimited voting rights, including the right to vote for the election of directors and on all other matters requiring stockholder action. Each holder of Common Stock shall have one vote for each share of Common Stock standing in the holder’s name on the books of the Corporation and entitled to vote. Cumulative voting shall not be permitted in the election of directors or otherwise.

c)

On the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and after paying or adequately providing for the payment of all of the Corporation’s obligations and amounts payable in liquidation, dissolution or winding up, and subject to the rights of the holders of Preferred Stock, if any, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

2.    Preferred Stock. The aggregate number of preferred shares which this corporation shall have the authority to issue is 10,000,000 shares, each with $0.001 par value, which shares shall be designated “Preferred Stock.” Shares of Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors. The Board of Directors is hereby authorized, by resolution or resolutions, to provide from time to time, out of the unissued shares of Preferred Stock, not then allocated to any series of Preferred Stock, for a series of the Preferred Stock. Each such series shall have distinctive serial designations. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the voting powers, full or limited, or no voting powers, and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof as provided by Texas law.

3.

ARTICLE V

Perpetual Existence

The Corporation shall have perpetual existence.

ARTICLE VI

Formation Purpose

The Corporation is formed for the purpose of transacting any and all lawful business as a for-profit corporation organized under the TBOC.

ARTICLE VII

Plan of Conversion

This Certificate of Formation is being filed under a plan of conversion. The name of the prior entity is Orbital Energy Group, Inc. The prior entity was located at 1924 Aldine Western, Houston, Texas 77038-1204. It was formed on April 21, 1998 as a corporation pursuant to the laws of and in the jurisdiction of Colorado.

ARTICLE VIII

Special Shareholder Meetings

Special shareholders’ meetings may be called by the Executive Chairman, Chief Executive Officer, Board of Directors, holders of not less than 35% of all of the shares entitled to vote at the proposed meeting or such additional parties as authorized by the bylaws.

ARTICLE IX

Shareholder Action by Less than Unanimous Written Consent.

For any action required or permitted by the TBOC, this Certificate of Formation, or this Corporation's Bylaws to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if one or more written consents setting forth the action so taken shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted, constituting at least a majority of the outstanding shares entitled to vote thereon.

The last dated signing of a holder for such written consent shall not be later than the 60th day of the first dated signing by a holder for the written consent. The Corporation shall promptly notify any holder who did not sign such written consent about the action that is subject of the written consent.

Notwithstanding anything contained in this Certificate of Formation to the contrary, the affirmative vote of at least a majority of the then outstanding voting shares of the Corporation shall be required to amend, repeal, or adopt any provision inconsistent with this Article if such a resolution is submitted by the Board of Directors to the shareholders for consideration.

ARTICLE X

Voting Quorum

Unless otherwise ordered by a court of competent jurisdiction, at all meetings of shareholders one-third of the shares of a voting group entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum of that voting group.

ARTICLE XI

Preemptive Rights

A shareholder of the corporation shall not be entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any unissued shares of stock of the corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued shares.

ARTICLE XII

Cumulative Voting

The shareholders shall not be entitled to use cumulative voting in the election of directors.

ARTICLE XIII

Initial Board of Directors

The Corporation is to be managed by a board of directors (the “Board of Directors.”) The initial Board of Directors of the Corporation shall consist of the following eight named individuals, who shall serve as directors until the next annual meeting of shareholders and until their successor is elected and qualified, is as follows: James F. O’Neil, William J. Clough, Corey A. Lambrecht, C. Stephen Cochennet, Sarah Tucker, Jerry Sue Thornton, Paul T. Addison, LaForrest V. Williams. The address as to all is: 1924 Aldine Western, Houston, Texas 77038-1204.

The number of directors shall be fixed in accordance with the Bylaws, or if the Bylaws fail to fix such number, then by resolution adopted from time to time by the Board of Directors, provided that the number of directors shall not be less than one. At present the number of directors is set at no more than 12.

ARTICLE XIV
Bylaws Amendment

The Corporate Bylaws may be amended by the vote of at least two-thirds of the members of the Board of Directors or by two-thirds of the holders of the outstanding shares entitled to vote, provided that any amendment to the Bylaw Anti-takeover Provisions requires approval by either (i) a majority of the continuing and unaffiliated directors and holders of a majority of the Company’s outstanding shares or (ii) a majority of all of the Company’s directors and holders of at least 66 and 2/3% of the Company’s outstanding shares not held by the “affiliated shareholder”.

ARTICLE XV

Certificate of Formation Amendment

An amendment to the Certificate of Formation requires the approval by holders of a majority of the outstanding shares entitled to vote thereon.

ARTICLE XVI

Effectiveness of Filing

This Certificate of Formation becomes effective when it is filed by the Texas Secretary of State.

ARTICLE XVII

Director's Limited Liability

A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except to the extent the director is found liable for: (1) a breach of the director's duty of loyalty to the Corporation or its shareholders; (2) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's duties; or (4) an act or omission for which the liability of a director is expressly provided by applicable law.

ARTICLE XVIII

Indemnification

1.    Pursuant to the terms of the TBOC, Title 1, Chapter 8, Subchapters A-C, as amended from time to time (the “Indemnification Sections”), the Corporation shall indemnify and advance expenses to a director or officer in connection with a proceeding to the fullest extent permitted or required by and in accordance with the Indemnification Sections.

2.         The Corporation may, as determined by the Board of Directors of the Corporation in a specific instance or by resolution of general application, indemnify and advance expenses to an employee, fiduciary, agent or such other non-governing persons in connection with a proceeding to the extent permitted or required by and in accordance with the Indemnification Sections.

3.         This Article XVIII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under this Certificate of Formation, any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. The rights provided under this Article shall continue as to a person who has ceased to be in this position which entitled him to such indemnification and shall inure to the benefit of the heirs, estate or personal representative of such a person. This Article shall not be deemed to preclude the Corporation from indemnifying other persons from similar or other expenses and liabilities as the Board of Directors of the Corporation may determine in a specific instance or by resolution of general application.

ARTICLE XIX

Directors’ Conflicting Interests Transactions

1.         Conflicting Interest Transaction. As used in this section, “Conflicting Interest Transaction” means any of the following:

(a)         A loan or other assistance by the Corporation to a director of the Corporation or to an entity in which a director of the Corporation is a director or officer or has a financial interest;

(b)         A guaranty by the Corporation of an obligation of a director of the Corporation or of any obligation of an entity in which a director of the Corporation is a director or officer or has a financial interest; or

(c)         A contract or transaction between the Corporation and a director of the Corporation or between the Corporation and an entity in which a director of the Corporation is a director or officer or has a financial interest.

Conflicting Interest Transaction shall not include any transactions which are deemed not to be Conflicting Interest Transactions under the TBOC.

2.         Effect of Conflicting Interest Transaction. No Conflicting Interest Transaction shall be void or voidable or be enjoined, set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the Corporation, solely because the Conflicting Interest Transaction involves a director of the Corporation or an entity in which a director of the Corporation is a director or officer or has a financial interest or solely because the director is present at or participates in the meeting of the Corporation’s Board of Directors or of the committee of the Board of Directors which authorizes, approves, or ratifies the conflicting interest transaction or solely because the director’s vote is counted for such purpose if:

(a)         The material facts as to the director’s relationship or interest and as to the Conflicting Interest Transaction are disclosed or are known to the Board of Directors of the committee, and the Board of Directors or committee in good faith authorizes, approves, or ratifies the Conflicting Interest Transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

(b)         The material facts as to the director’s relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved, or ratified in good faith by a vote of the shareholders; or

(c)         The Conflicting Interest Transaction is fair as to the Corporation.

3.         Common or Interested Directors. Common or interested directors may be counted in determining the presences of a quorum at a meeting of the Board of Directors or of a committee which authorizes, approves or ratifies the conflicting interest transaction.

4.         Notice to Shareholders. The Board of Directors of the Corporation or a committee thereof shall not authorize a loan, by the Corporation to a director of the Corporation or to an entity in which a director of the Corporation is a director or officer or has a financial interest, or a guaranty, by the Corporation of an obligation of a director of the Corporation or of an obligation of an entity in which a director of the Corporation is a director or officer or has a financial interest, as provided in paragraph (a) of section (2) of this Article until at least 10 days after written notice of the proposed authorization of the loan or guaranty has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guaranty were submitted to a vote of the shareholders.

ARTICLE XX

Distributions to Shareholders

The Corporation may pay distributions on its shares without considering the amount that would be needed if the Corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution to shareholders whose preferential rights are superior to those receiving the distributions.

ARTICLE XXI
Merger or Other Business Combination

Any merger or other business combination with a third party requires the approval of such transactions by affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, unless any class or series of shares is entitled to vote as a class thereon, in which event the vote required shall be the affirmative vote of the holders of a majority of the outstanding shares within each class or series of shares entitled to vote thereon as a class and at least a majority of the outstanding shares otherwise entitled to vote thereon.

ARTICLE XXII

Sale, Lease, or Exchange of Corporate Assets

The sale, lease, exchange or other disposition of all, or substantially all, of the property and assets of the Corporation requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon.

ARTICLE XXIII

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

IN WITNESS WHEREOF, the below named incorporator signed this Certificate of Formation on July 21, 2022.

    /s/ William J. Clough

William J. Clough,

Executive Chairman and

Chief Legal Officer of

Orbital Energy Group, Inc., the converting entity,

Orbital Infrastructure Group, Inc., the converted entity,

and Texas Resident Agent for the converted entity.